<DESRIPTION>REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of WNL Series Trust:

In planning and performing our audit of the financial statements and financial highlights of WNL Series Trust for the year ended December 31, 1997, we considered its internal control including control over safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and financial highlights and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control.

The management of WNL Series Trust is responsible for establishing and maintaining internal control . In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to entitys objective of preparing financial statements and financial highlights for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and may not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weaknesses is a condition in which the design or operation of the specific internal control does not reduce to a relatively low level the risk that errors or fraud in amounts that would be material in relation to the financial statements and financial highlights being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control, including control over safeguarding securities, that we consider to be material weaknesses as defined above, as of December 31, 1997.

This report is intended solely for the information and use of management and the Securities and Exchange Commission.


 COOPERS & LYBRAND L.L.P.


Boston, Massachusetts
February 13, 1998